UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 21, 2006
CEPHEID

(Exact name of registrant as specified in its charter)

California	000-30755	77-0441625

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)
904 Caribbean Drive, Sunnyvale, CA 94089

(Address of principal executive offices) (Zip Code)
(408) 541-4191

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report.)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry Into a Material Definitive Agreement.
     On March 21, 2006, the Compensation Committee of the Board of Directors (the “Committee”) of Cepheid approved incentive compensation objectives (the “Objectives”) for each of the Chief Executive Officer, Executive Vice President, Chief Medical and Technology Officer, and the Senior Vice President, Sales and Marketing for the fiscal year ending 2006. A summary of the respective Objectives follows.
Chief Executive Officer
     The Objectives for Cepheid’s Chief Executive Officer provide corporate performance, strategic and financial criteria by which to measure the Chief Executive Officer’s incentive compensation for 2006. In connection with the attainment of the Objectives, John L. Bishop, Cepheid’s current Chief Executive Officer, is eligible to receive a cash incentive payment targeted at $160,000, or 40% of his annual base salary for fiscal year 2006. The cash incentive payment is based 50% on Cepheid’s achievement of specific revenue and net income (loss) metrics and 50% on Cepheid’s completion of certain corporate objectives related to Cepheid’s position in the Clinical market, gross margin metrics and manufacturing expansion plan.
Executive Vice President, Chief Medical and Technology Officer
     David H. Persing, M.D., Ph.D., Cepheid’s current Chief Medical and Technology Officer, is eligible for an incentive bonus of $122,500, or 35% of his annual base salary for fiscal year 2006. The Committee adopted Objectives for Dr. Persing related to Cepheid’s achievement of certain product development and release objectives and Dr. Persing’s completion of certain research and development tasks, initiation of certain research programs and promotion of Cepheid’s technology. Pursuant to Dr. Persing’s employment offer letter with Cepheid dated July 21, 2005, a copy of which was previously filed as an exhibit to a Form 8-K filed with the Securities and Exchange Commission on July 26, 2005, payment to Dr. Persing of the full incentive bonus is guaranteed for fiscal year 2006.
Senior Vice President, Sales and Marketing
     The Objectives for Cepheid’s Senior Vice President, Sales and Marketing provide product sales metrics and departmental objectives by which to measure the Senior Vice President, Sales and Marketing’s incentive bonus for 2006. In connection with the attainment of these objectives, Robert J. Koska, Cepheid’s current Senior Vice President, Sales and Marketing, is eligible to receive a cash incentive bonus targeted at $56,250, or 25% of his annual base salary for fiscal year 2006. The cash incentive bonus is based 60% on Cepheid’s product sales performance and 40% on the attainment of certain departmental marketing, sales and service objectives.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cepheid
Date: March 23, 2006	By:	/s/ John L. Bishop
		Name:	John L. Bishop
		Title:	Chief Executive Officer